UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2022

CLIMB GLOBAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown, New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-0932

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	CLMB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 6, 2022, the Board of Directors (the “Board”) of Climb Global Solutions, Inc. (the “Company”) approved an amendment and restatement of the Company’s Bylaws (the “Bylaws” and, as amended, the “Amended and Restated Bylaws”), which became effective immediately.

The amendments to the Bylaws (i) address matters relating to Rule 14a-19 under the Securities Exchange Act of 1934, as amended, (ii) clarify that a stockholder is prohibited from nominating more individuals than there are directors to be elected and is prohibited from substituting or replacing a proposed nominee following the expiration of the applicable deadline and (iii) make various other updates to the provisions governing stockholder meetings.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 7, 2022, Nasdaq issued a letter to the Company indicating that, as a result of  Mrs. Kimberly S. Boren’s appointment to the Board and the Audit Committee of the Board, Nasdaq has determined that the Company has regained compliance with Nasdaq Listing Rule 5605(c)(2).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1 104	Amended and Restated Bylaws Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIMB GLOBAL SOLUTIONS, INC.

Date: December 8, 2022	By:	/s/ Andrew Clark
	Name:	Andrew Clark
	Title:	Chief Financial Officer

2